UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

May 22, 2013

QUALITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	001-12537	95-2888568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18111 Von Karman, Suite 700

Irvine, California 92612

(Address of Principal Executive Offices)

(949) 255-2600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Officer and Director Compensation

On May 22, 2013, the Compensation Committee of the Board of Directors (the “Board”) of Quality Systems, Inc. (the “Company”) approved the 2014 Executive Compensation Program for the Company’s executive officers, including its named executive officers, for the fiscal year ending March 31, 2014. The 2014 Executive Compensation Program includes new base salary levels and both cash and equity incentive compensation components as described in Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference. The restricted shares of the Company’s common stock issued under the 2014 Executive Compensation Program will be granted pursuant to a Restricted Stock Agreement, the form of which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

On May 22, 2013, the Compensation Committee recommended to the Board, and the Board subsequently approved, the 2014 Director Compensation Program, which goes into effect on the date of the Company’s 2013 Annual Shareholders’ Meeting. The 2014 Director Compensation Program is described in Exhibit 10.3 to this Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Description of 2014 Executive Compensation Program

10.2	Form of Restricted Stock Agreement

10.3	Description of 2014 Director Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2013

QUALITY SYSTEMS, INC.

By:	/s/ JAMES J. SULLIVAN
James J. Sullivan
Executive Vice President, General Counsel and Secretary

EXHIBITS ATTACHED TO THIS REPORT ON FORM 8-K

Exhibit No.	Description

10.1	Description of 2014 Executive Compensation Program

10.2	Form of Restricted Stock Agreement

10.3	Description of 2014 Director Compensation Program